For Immediate Release: August 3, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT II Acquires Aetna Property in Tucson, Arizona

El Segundo, Calif. (August 3, 2015) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT II, Inc. (the “REIT”), the acquisition of the 100,273 square-foot, Aetna Life Insurance Company (“Tenant”) leased facility in Tucson, Arizona (“Property”) from a subsidiary of Aetna, Inc. (“Aetna” or “Parent”) (NYSE: AET) through a sale-leaseback transaction. The Property is 100% leased to Aetna Life Insurance Company, which has an investment-grade credit rating of ‘AA-’ from S&P and is an affiliate of one of the nation’s leading diversified health care benefits companies. As part of the sale-leaseback transaction, the Tenant executed a new 10-year lease at the Property with annual base rental rate increases of 3.0% and no termination or contraction options. The Tenant and its affiliates have been an occupant at the Property since it was constructed as a build-to-suit in 2001.
Commenting on the acquisition, Louis Sohn, Griffin Capital’s Director of Acquisitions, said, “Given the Tenant’s historic occupancy of and its capital investment into the Property and the 10-year lease term executed at closing, we believe Aetna will continue to find the Property and market attractive well into the future.”
Michael Escalante, Griffin Capital's Chief Investment Officer, added, "Given the investment-grade credit quality of the tenant, and long-term lease with annual rental rate increases, this acquisition is an excellent addition to our REIT’s institutional-quality portfolio.”

The Seller was represented by Cushman & Wakefield’s Boston office with local support from Cushman & Wakefield’s Tucson affiliate, Picor Commercial Real Estate Services.
About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 16 office and industrial buildings totaling approximately 2.6 million rentable square feet and asset value of approximately $404 million. Led by senior executives with more than two decades of real estate experience collectively encompassing over $21 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 41 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 26.7 million square feet of space, located in 29 states, representing approximately $4.6 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in GCEAR’s Form 10-K. This is neither an offer nor a solicitation to purchase securities.

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